UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2020

LILIS ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

201 Main St, Suite 700
Fort Worth, TX 76102
(Address of principal executive office, including zip code)
(817) 585-9001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

å	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
å	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
å	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
å	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Securities registered pursuant to Section 12(b) of the Act

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	LLEX	NYSE American

Item 8.01    Other Events.

Lilis Energy, Inc. (the “Company”) is providing the following update on the filing of its Form 10-K for the fiscal year ended December 31, 2019 (the “Annual Report”). In accordance with the U.S. Securities and Exchange Commission’s (the “SEC”) Order dated March 4, 2020 (Release No. 34-88318) (the “Order”), the Company will delay the filing of its Annual Report.

Due to the outbreak and spread of the COVID-19 coronavirus, the Company’s employees are working remotely, which has resulted in a delay in the preparation and completion of the Company’s financial statements for the fiscal year ended December 31, 2019 to be included in the Annual Report. The COVID-19 coronavirus has also caused disruptions in communications and interactions between the Company and its professional advisors.

Based on the foregoing, the Company expects to file its Annual Report no later than May 14, 2020, which is 45 days after the original due date of its Annual Report.

In addition, the Company is supplementing the risk factors previously disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and its subsequent Quarterly Reports on Form 10-Q with the following risk factor, as may be updated to reflect subsequent events:

The Company may be adversely affected by the recent coronavirus outbreak.

The spread of the COVID-19 coronavirus could cause severe disruptions in the worldwide economy, including the global demand for oil and natural gas, which could in turn disrupt our business and operations. Moreover, since the beginning of January 2020, the COVID-19 coronavirus outbreak has caused significant disruption in the financial markets both globally and in the United States. The continued spread of the COVID-19 coronavirus may result in a significant decrease in business and/or cause our oil and natural gas purchasers to be unable to meet existing payment or other obligations to us, particularly in the event of a spread of the COVID-19 coronavirus in our market areas. The continued spread of the COVID-19 coronavirus could also negatively impact the availability of our key personnel necessary to conduct our business. Such a spread could also negatively impact the business and operations of third party service providers who perform critical services for our business. If the COVID-19 coronavirus continues to spread or the response to contain the COVID-19 coronavirus is unsuccessful, we could experience a material adverse effect on our business, financial condition, and results of operations.

Forward-Looking Statements:

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These statements may include, but are not limited to, statements related to the Company’s expectations regarding the potential impact of the COVID-19 coronavirus outbreak and other non-historical statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company.  These risks include, but are not limited to, the risks identified in this Current Report on Form 8-K and in the Company’s Annual Report on Form 10-K and its other filings with the SEC.  Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.  The forward-looking statements in this Current Report on Form 8-K are made as of the date hereof, and the Company does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	March 27, 2020	LILIS ENERGY, INC.

		By:	/s/ Joseph C. Daches
Joseph C. Daches
Chief Executive Officer, President, and Chief Financial Officer